UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act of 1934

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ANADIGICS, Inc.

(Name of Registrant as Specified In Its Charter)

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141 Mt. Bethel Road
Warren, NJ 07059

_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2004
_________________________

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS”), will be held on Thursday, May 20, 2004 at 10:00 o’clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, for the purpose of considering and acting upon the following:

1)	The election of three Class III Directors of ANADIGICS to hold office until 2007.

2)	The ratification of the appointment of Ernst & Young LLP as independent auditors of ANADIGICS for the fiscal year ending December 31, 2004.

3)	The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS.

Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed Proxy in the accompanying envelope.

The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed from New York, NY on or about April 26, 2004.

By order of the Board of Directors

Thomas C. Shields
Secretary

IMPORTANT: Please sign, date, and return the enclosed Proxy immediately whether or not you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

141 Mt. Bethel Road
Warren, NJ 07059

_________________________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
_________________________

SOLICITATION OF PROXIES

This Proxy Statement, which is being mailed to stockholders on or about April 26, 2004, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS” or the “Company”), of proxies for use at its Annual Meeting of Stockholders to be held on Thursday, May 20, 2004, at 10:00 o’clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, and at any adjournment of the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on April 2, 2004, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the Annual Meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

At the Annual Meeting, stockholders will be asked to elect three Class III Directors and ratify the appointment of independent auditors. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Proxies will also be solicited on behalf of management by Mellon Investor Services for a fee of approximately $4,500 that will be borne by the Company.

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

A proxy may be revoked by giving the Secretary of ANADIGICS written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

ANNUAL MEETING QUORUM REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on April 2, 2004, the record date, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

As of April 2, 2004 the Company had issued and outstanding approximately 31,625,155 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

PRINCIPAL STOCKHOLDERS

The following table lists the only persons known to be beneficial owners of more than 5% of ANADIGICS, Inc. outstanding Common Stock as of March 1, 2004.

Name and Address	Number of Shares	% Beneficial Ownership
Kopp Investment Advisors, LLC	4,580,630(1)	14.9%(1)
7701 France Avenue South, Suite 500, Edina, MN 55435

State of Wisconsin Investment Board	1,573,600(2)	5.1%(2)
P.O. Box 7842, Madison WI 53707

(1)	As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the Securities and Exchange Commission on January 23, 2004. In its Schedule 13G, Kopp Investment Advisors, LLC states that it has sole voting power as to 3,487,380 shares, shared voting power as to no shares, sole dispositive power with respect to 950,000 shares and shared dispositive power with respect to 3,493,130 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 137,000 shares, shared voting power as to no shares, sole dispositive power with respect to 137,000 shares and shared dispositive power with respect to no shares.
(2)	As reported by the State of Wisconsin Investment Board and related entities on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004. In its Schedule 13G, the State of Wisconsin Investment Board states that it has sole voting power as to 1,573,600 shares, shared voting power as to no shares, sole dispositive power with respect to 1,573,600 shares and shared dispositive power with respect to no shares.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

The Company’s by-laws provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of seven members each of whom is independent within the NASD listing standards except for Ronald Rosenzweig and Dr. Bami Bastani.

The term of office for each Director in Class III expires at the Annual Meeting in 2004; the term of office for each Director in Class I expires at the Annual Meeting in 2005; and the term of office for each Director in Class II expires at the Annual Meeting in 2006. At each annual meeting of stockholders, Directors will be elected for full terms of three years to succeed those Directors whose terms are expiring.

PROPOSAL I: ELECTION OF DIRECTORS

At the 2004 Annual Meeting, three Directors are to be elected to hold office until the 2007 Annual Meeting of Stockholders. The three Directors are Messrs. Rosenzweig, Solomon and McGuire.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” each of the nominees listed below:

DIRECTORS CONTINUING IN OFFICE UNTIL 2004
(Class III Directors)

RONALD ROSENZWEIG (Age 66)

Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as a Director of the Company since its inception and as Chairman of the Board of Directors since 1998. From the Company’s inception in 1985 until 1998, Mr. Rosenzweig served as President and Chief Executive Officer of the Company. He was a co-founder of Microwave Semiconductor Corp. and served as the company’s President and Chief Executive Officer and director from 1968 to 1983. Mr. Rosenzweig received his Bachelor Degree in Chemical Engineering from City College of New York.

LEWIS SOLOMON (Age 70)

Mr. Solomon has served as a Director of the Company since September 1994 and, previously, from 1985 to 1989. Mr. Solomon has been Chairman of G&L Investments, a consulting firm specializing in technology, since 1990 in addition to serving as a director on the boards of Harmonic Inc., Artesyn Technologies Inc., Terayon Communications Inc. and several private companies. Prior to joining G&L Investments, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instrument from 1967 to 1983. Mr. Solomon received a Bachelor Degree in Physics from St. Joseph’s College and a Masters Degree in Industrial Engineering from Temple University.

GARRY McGUIRE (Age 57)

Mr. McGuire was elected as a Director by the Board of Directors in March 2004 to fill the position left by the resignation of David Fellows in April 2003. He has served as the Chief Financial Officer for AVAYA, a global leader in communication systems and applications since its formation in October 2000. Previously, Mr. McGuire served as President and Chief Executive Officer of Williams Communications Solutions LLC. Mr. McGuire has a Bachelor of Science degree from the University of Dayton School of Business and is a member of the Board of Trustees of the University.

The following Directors of the Company will continue to serve in accordance with their existing terms.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005
(Class I Directors)

HARRY T. REIN (Age 59)

Mr. Rein has served as a director of the Company since 1985. He is a General Partner with Foundation Medical Partners. Mr. Rein was the principal founder of Canaan Partners in 1987, a venture capital investment firm and served as its managing general partner until 2002. Prior to that, he was President and CEO of GE Venture Capital Corporation. Mr. Rein joined General Electric Company in 1979 and directed several of GE’s lighting businesses as general manager before joining the venture capital subsidiary. Mr. Rein attended Emory University and Oglethorpe College and holds an MBA from the Darden School at the University of Virginia.

DENNIS F. STRIGL (Age 58)

Mr. Strigl has served as a Director since January 2000. He has served as President and CEO of Verizon Wireless, the largest wireless communications provider in the US, since its formation in April 2000, and is an Executive Vice President of Verizon Communications. Previously, Mr. Strigl served as President and Chief Executive Officer of Bell Atlantic Mobile, Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic, Vice President of Operations and Chief Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its Board of Directors. Mr. Strigl currently serves on the board of directors of The PNC Financial Services Group and PNC Bank. Mr. Strigl holds an undergraduate degree in Business Administration from Canisius College and an M.B.A. from Fairleigh Dickinson University.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006
(Class II Directors)

PAUL BACHOW (Age 52)

Mr. Bachow has served as a Director of the Company since January 1993. He has been President of Bachow & Associates, Inc., a private investment firm, since he founded the firm in 1989. Bachow & Associates serves as the manager of Bachow Market Direction Fund, a private hedge fund. Bachow & Associates also serves as the manager of Paul S. Bachow Co-Investment Fund, L.P. and Bachow Investment Partners III, L.P., private equity investment funds. Mr. Bachow has a B.A. from American University, a J.D. from Rutgers University, and a Masters Degree in tax law from New York University, and is a C.P.A.

BAMI BASTANI (Age 50)

Dr. Bastani has served as a Director, President and Chief Executive Officer of the Company since October 1998. Prior to joining ANADIGICS, Dr. Bastani served as Executive Vice President, System LSI Group for Fujitsu Microelectronics, Inc., from 1996 to 1998. Dr. Bastani held various positions at National Semiconductor including Vice President and General Manager—Embedded Technology Division, Vice President and General Manager—Memory Products Division, and Vice President—Technology Development from 1985 to 1996. Dr. Bastani served on the board of directors of Globespan Virata in 2003, and is a national member of the AEA Board of Directors. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a M.S. and Ph.D. in Electrical Engineering from the Ohio State University.

Committees of the Board

The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

The Governance and Nominating Committee is appointed by the Board of Directors to (i) assist the Board of Directors in identifying individuals qualified to become Directors and to recommend to the Board of Directors the director nominees; (ii) recommend members of the Board of Directors to serve on the committees of the Board of Directors; (iii) recommend to the Board of Directors individuals qualified to be elected as officers of the Company; (iv) recommend to the Board of Directors the corporate governance and business ethics policies, principles, guidelines, and codes of conduct applicable to the Company, and: (v) lead the Board of Directors in its annual review of the Board’s performance. During fiscal 2003, the Governance and Nominating Committee was comprised of two directors, Messrs. Strigl and Solomon, each of whom is independent within the meaning of the NASD listing standards, and operates under a written charter posted on the Company’s website at www.anadigics.com. The Governance and Nominating Committee met once during the 2003 fiscal year.

The Audit Committee is a separately-designated standing committee of the Board of Directors established in accordance with applicable securities laws. The Audit Committee operates under a written charter and is responsible for (i) determining the adequacy of the Company’s internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and (iii) recommending the selection of independent public accountants. Messrs. Bachow, Solomon and Rein were members of the Audit Committee during fiscal 2003 and are independent within the meaning of the NASD listing standards. The Company’s Board of Directors has determined that one member of the Audit Committee, Mr. Bachow, is an audit committee financial expert as described in Item 401(h) of Regulation S-K. The Audit Committee met five times during the 2003 fiscal year.

The Compensation & HR Committee determines matters pertaining to the compensation of certain Executive Officers of the Company and administers the Company’s stock option, incentive compensation, and employee stock purchase plans. Messrs. Solomon and Strigl, who are independent within the meaning of the NASD listing standards, were members of the Compensation & HR Committee during fiscal 2003 and met four times during the 2003 fiscal year.

The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. Messrs. Bastani, Rein, Rosenzweig and Bachow were members of the Executive Committee during fiscal 2003. The Executive Committee met five times during the 2003 fiscal year.

During fiscal 2003, the Board of Directors met 9 times. Each of the Directors attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he served. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are invited and encouraged to attend the Annual Meeting of Stockholders. Last year, 2 Directors attended the 2003 Annual Meeting of Stockholders.

Director Nominations

In its assessment of each potential nominee, the Governance and Nominating Committee will review the nominee’s integrity, independence, intelligence and understanding of the Company’s or other related industries and such other factors as the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board of Directors. The Governance and Nominating Committee will also take into account the ability of a potential nominee to devote sufficient time to the affairs of the Company.

When seeking to identify nominees for membership on the Board of Directors, the Governance and Nominating Committee may solicit suggestions from incumbent Directors, management, stockholders or others. While the Governance and Nominating Committee has the authority to retain any search firm for this purpose, no such firm was utilized in fiscal 2003. After conducting an initial evaluation of a potential nominee, the Governance and Nominating Committee will interview that nominee if it believes such nominee might be a suitable Director. The Committee may also ask the potential nominee to meet with management. If the Governance and Nominating Committee believes a potential nominee would be a valuable addition to the Board of Directors, it will recommend that nominee’s election to the full Board of Directors.

Mr. McGuire, who was elected as a Director by the Board of Directors in March of 2004, is standing for election before the Company’s stockholders for the first time. Mr. McGuire was initially recommended to the Governance and Nominating Committee for consideration by the Chief Executive Officer who believes such individual will make a valuable addition to the Company’s Board of Directors.

Pursuant to its charter, the Governance and Nominating Committee will consider nominees for membership on the Board of Directors recommended by stockholders of the Company and submitted in accordance with the Company’s by-laws to the attention of the Secretary of the Company at 141 Mt. Bethel Road, Warren, NJ 07059. The Company did not receive any nominations for membership on its Board of Directors from stockholders in connection with the 2004 Annual Meeting of Stockholders.

Communications With Directors

The Board of Directors has adopted procedures that provide that security holders of the Company and other interested parties may communicate with one or more of the Company’s Directors by mail in care of Thomas Shields, Secretary, 141 Mt. Bethel Road, Warren, New Jersey 07059. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy provides that the Company’s independent certified public accountants may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent accountants. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifica1ly provides for a different period.

Services proposed to be provided by the independent accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

All requests or applications for the independent accountants to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the independent accountants and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any representative of the Company or the independent accountants becomes aware that any services are being, or have been, provided by the independent accountants to the Company without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate senior management so that prompt action may be taken to the extent deemed necessary or advisable.

The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and pemlitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the audit firm to management.

Audit Committee Report

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibilities to oversee the Company’s financial reporting process and monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors. In this context, we have reviewed and discussed the Company’s financial statements with Company management and the independent auditors, Ernst & Young LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

The Company’s independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and we discussed Ernst & Young LLP’s independence with them.

We have considered whether the provision of services by Ernst & Young LLP not related to the audit of the Company’s financial statements and to the review of the Company’s interim financial statements is compatible with maintaining the independent accountant’s independence and have determined that such services have not adversely affected Ernst & Young LLP’s independence.

Based on the foregoing review and discussions, and relying on the representation of Company management and the independent auditor’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Paul Bachow
Lewis Solomon
Harry Rein

Executive Officers of the Company

The current Executive Officers of the Company are as follows:

Name	Age	Position
Bami Bastani	50	President, Chief Executive Officer and Director
Ronald Rosenzweig	66	Chairman of the Board of Directors and Director
Charles Huang	56	Executive Vice President and Chief Technical Officer
Thomas C. Shields	45	Senior Vice President and Chief Financial Officer

Set forth below is certain information with respect to the Company’s Executive Officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between Executive Officers or Directors of the Company. Information with respect to Dr. Bastani and Mr. Rosenzweig is listed in each such Director’s respective profile above.

Dr. Huang, a co-founder of the Company in 1985, has served as Executive Vice President of the Company since its inception. In addition, he served as a Director until April of 1999. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

Mr. Shields has served as Senior Vice President and Chief Financial Officer of the Company since July 1999. Prior to joining the Company, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University.

Stock Ownership of Directors and Management

The following table sets forth as of March 1, 2004 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and each of the other Executive Officers, and all Directors and Executive Officers as a group. Unless specifically stated in the footnotes below, each Executive Officer and Director listed below has sole voting and investment power as to the shares of common stock listed beside his name.

Name	Common Stock Beneficially Owned		% Beneficial Ownership
Paul Bachow	263,794	(1)	*
Harry Rein	174,750	(2)	*
Lewis Solomon	132,000	(3)	*
Bami Bastani	967,334	(4)	3.06%
Ronald Rosenzweig	434,513	(5)	1.38%
Dennis Strigl	112,500	(6)	*
Garry McGuire	0		*
Charles Huang	875,995	(7)	2.78%
Thomas C. Shields	166,251	(8)	*
All Directors and Executive Officers as a group	3,127,137		9.91%

(1)	Includes 159,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(2)	Includes 129,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3)	Includes 87,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4)	Includes 575,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(5)	Includes 230,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(6)	Includes 67,500 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(7)	Includes 437,250 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(8)	Includes 15,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

*	Less than 1%.

COMPENSATION AND OTHER TRANSACTIONS WITH
DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Compensation

Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who at December 31, 2003, were the Company’s Executive Officers:

Summary Compensation Table

					Long-Term Compensation Awards (Securities Underlying Options)

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)
Bami Bastani	2003	$445,536	$287,418	$17,809	150,000
Chief Executive Officer	2002	445,536	273,930	5,414	(3)
	2001	445,536	292,498	5,540	(4)
Ronald Rosenzweig	2003	$75,000	$20,700	$13,433	45,000
Chairman of the Board	2002	82,861	14,738	3,623	15,000
	2001	100,000	30,421	379,648	15,000
Charles Huang	2003	$165,000	$120,000	$3,124	45,000
Executive Vice President	2002	230,000	126,299	—	—
	2001	230,000	150,331	—	30,000
Thomas C. Shields	2003	$225,000	$170,000	$4,903	45,000
Senior Vice President and	2002	225,000	163,421	3,324	(5)
Chief Financial Officer	2001	225,000	166,875	2,000	(6)

(1)	Represents bonuses earned as follows: 2003’s bonus earned was paid during 2003 and February 2004. 2002’s bonus earned was paid during 2002 and February 2003. 2001’s bonus earned was paid during 2001 and February 2002.

(2)	Represents the value of income tax preparation services provided to Dr. Bastani and Mr. Rosenzweig (by the Company’s auditors in 2001 and 2002), exercise of stock options by Mr. Rosenzweig ($356,150 in 2001), premiums paid for medical insurance covering Dr. Bastani, Mr. Rosenzweig ($11,686 in 2003), Dr. Huang, and Mr. Shields, and executive health plan benefits provided to Dr. Bastani and Mr. Shields.

(3)	Pursuant to the Company’s voluntary stock option exchange program on August 4, 2003, Dr. Bastani surrendered options to purchase 100,000 shares at an exercise price of $15.53 per share and was issued options on February 6, 2004 to purchase 33,334 shares at an exercise price of $7.27 per share.

(4)	Pursuant to the Company’s voluntary stock option exchange program on August 4, 2003, Dr. Bastani surrendered options to purchase 100,000 shares at an exercise price of $15.9375 per share and was issued options on February 6, 2004 to purchase 33,334 shares at an exercise price of $7.27 per share.

(5)	Pursuant to the Company’s voluntary stock option exchange program on August 4, 2003, Mr. Shields surrendered options to purchase 50,000 shares at an exercise price of $11.82 per share and was issued options on February 6, 2004 to purchase 16,667 shares at an exercise price of $7.27 per share.

(6)	Pursuant to the Company’s voluntary stock option exchange program on August 4, 2003, Mr. Shields surrendered options to purchase 35,000 shares at an exercise price of $13.59 per share and was issued options on February 6, 2004 to purchase 11,667 shares at an exercise price of $7.27 per share.

Stock Options and Certain Other Compensation

The following table presents information regarding the stock options granted to the Executive Officers in fiscal 2003:

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (1)	Percent of Options Granted to Employees in Fiscal Year	Exercise Price per Shares (2)	Expiration Date
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name					5%	10%
Bami Bastani	150,000	17.5%	$2.84	01/02/12	$267,909	$678,934
Ronald Rosenzweig	15,000	1.8%	2.84	01/02/13	26,791	67,893
	30,000	3.5%	2.89	05/22/13	54,525	138,177
Charles Huang	45,000	5.25%	2.84	01/02/13	80,373	203,680
Thomas C. Shields	45,000	5.25%	2.84	01/02/13	80,373	203,680

(1)	All options described above were granted pursuant to the Company’s 1995 Long-Term Incentive and Share Award Plan (the “1995 Plan”). One-third of the options become exercisable one year from the date of grant. The remaining two-thirds of the options become exercisable ratably on a quarterly basis over the following two years.

(2)	The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock prices. These amounts represent assumed rates of appreciation in the value of the Company’s common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Stock Price at December 31, 2003 — $5.96

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bami Bastani	—	—	525,000	150,000	$939,750	$468,000
Ronald Rosenzweig	—	—	115,250	45,000	$206,298	$140,400
Charles Huang	—	—	217,861	45,000	$294,964	$140,400
Thomas C. Shields	—	—	0	45,000	—	$140,400

Equity Compensation Plan Disclosure

As of December 31, 2003	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans approved by security holders
1994 Long-Term Incentive and Share Award Plan	35,280	$0.38	0
1995 Long-Term Incentive and Share Award Plan for Officers and Directors *	2,217,010	$8.45	1,714,884
1997 Long-Term Incentive and Share Award Plan for Employees *	3,652,647	$6.84	2,398,365
Total	5,904,937	$7.30	4,113,249
Equity Compensation Plans not Approved by Security Holders	N/A	N/A	N/A

*	Securities available for future issuance under the 1995 Plan and 1997 Long-Tem Share Award Plans may be issued as restricted shares.

Report on Repricing of Options

In August 2003, based on the recommendation of the Compensation & Human Resources Committee, the Board approved a voluntary stock option exchange program, whereby eligible officers and other employees could exchange their outstanding options having exercise prices greater than $10.00 for new options under the 1995 and 1997 Long-Term Incentive and Share Award Plans for 33 1/3% of the number of shares subject to the exchanged options. This voluntary stock option exchange program was implemented to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful performance incentive for the Company’s employees.

The new options vest on February 6, 2005, one year from the date of grant. From the commencement of the exchange offer on July 7, 2003 to its expiration on August 4, 2003, the Company accepted for exchange and cancellation options to purchase an aggregate of 1,673,931 shares of common stock having a weighted average exercise price of $19.49. On February 6, 2004, the Company issued options to purchase 551,564 shares of the Company’s common stock with an exercise price of $7.27 per share, which equaled the closing market value of the Company’s common stock price on the grant date.

Ten-Year Option Repricings

Name	Date of New Option Grant	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing & New Exercise Price	Exercise Price at Time of Repricing	Length of Original Option Term Remaining at Date of Repricing
Bami Bastani	2/6/2004	50,000	$7.27	$34.33	7 years, 11 months
President & CEO	2/6/2004	33,334	$7.27	$15.94	6 years, 11 months
	2/6/2004	33,334	$7.27	$15.53	5 years, 10 months
Tom Shields	2/6/2004	16,667	$7.27	$11.82	8 years, 5 months
Sr. Vice President & CFO	2/6/2004	11,667	$7.27	$13.59	7 years, 9 months
	2/6/2004	11,667	$7.27	$15.56	6 years, 11 months
	2/6/2004	25,000	$7.27	$21.75	5 years, 6 months
	2/6/2004	6,250	$7.27	$34.33	5 years, 10 months
Charles Huang	2/6/2004	12,500	$7.27	$34.33	5 years, 10 months
Executive Vice President & CTO

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Lewis Solomon
Dennis Strigl

Compensation of Directors

Non-management Directors receive options under the 1995 Plan. Under the 1995 Plan, a grant of options to purchase 15,000 shares of Common Stock, at an exercise price per share equal to the fair market value as determined on the date of grant, will automatically be granted on the date a non-management Director is first elected to the Board. Each option so granted will become exercisable in three equal installments commencing one year from the date of grant and annually thereafter, and will expire ten years from the date of grant. Non-management Directors also receive an annual grant of options to purchase 15,000 shares of Common Stock at the fair market value as determined on the date of grant and vesting on December 31 in the year granted. In addition, each non-management Director receives $10,000 per year for Board services, $1,000 for each Committee meeting attended, $500 for meetings attended telephonically (with a cap of $2,000 per day), and reimbursement for ordinary expenses incurred in connection with attendance at such meetings.

Executive Employment Agreements

Chief Executive Officer. In September 1998, Dr. Bami Bastani, President, Chief Executive Officer and member of the Board of Directors, entered into an employment agreement with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, relocation expenses, and executive benefits. Dr. Bastani’s base salary in 2003 was $445,536. For 2003, Dr. Bastani received a bonus equal to 65% of his base salary based upon the Compensation & Human Resource Committee’s determination of the Company’s success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2003. Also, under the terms of his employment agreement with the Company, Dr. Bastani was granted non-qualified options to purchase 675,000 shares of the Company’s Common Stock in 1998 at the fair market value on the date of grant, all of which vested over the three year period following the date of grant. During 2001, 2002 and 2003, the Compensation & Human Resources Committee authorized additional grants of non-qualified options to Dr. Bastani to purchase 100,000, 100,000 and 150,000 shares, respectively, of Common Stock at the fair market value on the date of grant. Pursuant to the Company’s voluntary stock option exchange program on August 4, 2003, Dr. Bastani surrendered options to purchase 100,000 shares at an exercise price of $15.93 per share and 100,000 shares at an exercise price of $15.53 per share. In return he was issued options on February 6, 2004 to purchase 66,668 shares at an exercise price of $7.27 per share. The new options vest on February 6, 2005, one year from the date of grant.

If the Company terminates Dr. Bastani without cause or Dr. Bastani terminates his employment in connection with a change in control, he shall be entitled to (A) an amount equal to 200% of his then annual base salary plus bonus, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

Chairman of the Board. In June 1999, Ronald Rosenzweig, Chairman of the Board of Directors, entered into an employment agreement with the Company through July 2, 2002 pursuant to which he was to receive an annual base salary, bonus, stock options, and executive benefits. On May 27, 2003, that contract was extended through July 2, 2004. In 2001, Mr. Rosenzweig’s base salary was $100,000 and he received a bonus equal to 30% of his base salary. As part of his employment agreement, Mr. Rosenzweig’s annualized base salary from January 1, 2002 through July 2, 2002 was $100,000 and he received a bonus equal to $14,738. For the period from July 3, 2002 through July 2, 2003 his annualized base salary was $75,000 and he received a bonus equal to $20,700. For the period from July 3, 2003 through July 2, 2004 his annualized base salary is $75,000 and he will be entitled to a bonus of up to $37,500.

If the Company terminates Mr. Rosenzweig without cause, he shall be entitled to (A) an amount equal to the sum of his then annual base salary plus his bonus, if any, earned during the immediately preceding calendar year, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

Other Executive Officers. During 2000 the Company entered into employment agreements with Charles Huang, Executive Vice President, and Thomas Shields, Senior Vice President & Chief Financial Officer. The terms of each agreement provide that if the employee is terminated by the Company following a change in control or if the employee terminates employment with the Company as a result of a reduction in responsibilities and duties or a reduction in compensation following a change in control, the employee shall be entitled to receive (A) up to 12 months of base salary and bonus (at 100% of target), (B) payment of the annual bonus (at 100% of target) prorated for the number of months worked, (C) health benefits for a maximum of 12 months, and (D) immediate vesting of all stock options. In exchange for these benefits, the employees agreed (X) not to compete with the Company in certain respects, (Y) after termination of employment, not to hire or solicit for hire the employees of the Company for 12 months, and (Z) to keep confidential information about the Company.

Compensation Committee Report On Executive Compensation

The Compensation & Human Resources Committee of the Board of Directors establishes and reviews the compensation of the Company’s Executive Officers and consists entirely of non-employee Directors.

Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain key Executive Officers who will enhance the performance of the Company, promote its long-term interest and build stockholders’ equity. The Compensation Committee seeks to align total compensation for executive management with corporate performance. The Company’s executive compensation package generally includes four main components:

1)	A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each Executive Officer’s position.

2)	A bonus potential which is tied directly to operating objectives.

3)	A stock option award to increase stock ownership in the Company and align executive compensation with stockholder interests.

4)	Other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the ANADIGICS, Inc. Employee Savings and Protection Plan (“401(k) Plan”).

The Compensation & Human Resources Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

CEO Compensation. Dr. Bastani’s base salary in 2003 was $445,536 and was determined to be competitive in order to retain Dr. Bastani. Dr. Bastani received a bonus equal to 65% of his base salary based upon the Compensation & Human Resources Committee’s determination of the Company’s success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2003.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their Executive Officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance-based compensation under the Internal Revenue Code. Non-performance-based compensation paid to the Company’s Executive Officers for the 2003 Fiscal Year did not exceed the $1.0 million limit per Executive Officer, and the Compensation & Human Resources Committee plans to keep the non-performance-based compensation to be paid to the Company’s Executive Officers for the 2004 Fiscal Year within that limit.

It is the opinion of the Compensation & Human Resources Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each Executive Officer with the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

SUBMITTED BY THE COMPENSATION & HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Lewis Solomon
Dennis Strigl

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company’s Common Stock from December 31, 1998 through December 31, 2003 with the cumulative total return on the NASDAQ Stock Market Index and the Philadelphia Semiconductor Index, considered to be an index of the Company’s peer group, during the same period. The comparison assumes $100 was invested on December 31, 1998 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During fiscal year 2003, Ernst & Young LLP, independent certified public accountants, provided various audit, audit related and non-audit services to the Company as follows:

Fee Category	Fiscal Year 2003	% of Total	Fiscal Year 2002	% of Total
Audit Fees	$334,060	74.8	$312,100	63.1
Audit-Related Fees (1)	$51,748	11.6	$30,900	6.2
Tax Fees (2)	$48,987	11.0	$129,790	26.3
All Other Fees (3)	$11,455	2.6	$22,000	4.4
Total Fees	$446,250	100	$494,790	100

1)	Audit Related Fees: Aggregate fees billed for professional services rendered during 2003 related to the filing of our $75 million shelf registration, audits of employee benefit plans, consultations on Sarbanes-Oxley and acquisitions. 2002 fees related to audits of the employee benefits plans, consultations on accounting standards, acquisitions, and the issuance of convertible security notes.

2)	Tax Fees: Aggregate fees billed for professional services rendered during 2003 related to domestic tax compliance assistance and foreign tax consulting. 2002 fees principally related to domestic tax compliance assistance, including our NOL carryback claim and foreign tax consulting.

3)	All Other Fees: Aggregate fees billed for professional services rendered during 2003 principally related to services performed at foreign locations and consultations on our option exchange program. 2002 fees related to consultations on strategic initiatives and our option exchange program.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and are expected to be available to answer appropriate questions. The

Audit Committee and the Board of Directors have appointed Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and voting at the Annual Meeting. If the appointment is not ratified, or if Ernst & Young LLP declines to act, or becomes incapable of action, or if their appointment is discontinued, the Audit Committee and the Board of Directors will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2004.

STOCKHOLDER PROPOSALS

If a stockholder of the Company wishes to have a proposal included in the Company’s proxy statement for the 2005 Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive offices by December 22, 2004 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2005 Annual Meeting. If a stockholder desires to bring business before the meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company’s by-laws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

One of the procedural requirements in the Company’s by-laws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2005 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no later than January 20, 2005, to be presented at the meeting. If, however, the date of next year’s Annual Meeting is earlier than April 20, 2005, or later than June 19, 2005, the earliest date will be determined by the Board of Directors. Any such notice must provide the information required by the Company’s by-laws with respect to the stockholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Commission, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above. Proposals may be mailed to the Company, to the attention of the Secretary, 141 Mt. Bethel Road, Warren, NJ 07059.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANADIGICS, Inc.

       The undersigned hereby appoints Dr. Bami Bastani and Thomas C. Shields proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ANADIGICS, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 20, 2004 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address change/Comments (Mark the corresponding box on the reverse side)

The Board of Directors recommends a vote FOR proposals I and II.

Please mark
your votes as	☒
indicated in
this example

Proposal I:	ELECTION OF DIRECTORS	WITHHELD
Nominees:	FOR	FOR ALL
Ronald Rosenzweig Lewis Solomon	☐	☐
Garry McGuire

WITHHELD FOR (Write that nominee’s name in the space provided below).

_____________________________________________________________

Proposal II:	APPOINTMENT OF INDEPENDENT	FOR	AGAINST	ABSTAIN
AUDITORS	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all proposals.

Signature(s) _______________________________________________________________ Date_________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please check here if you expect to attend the Annual Meeting of Shareholders ☐

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